Exhibit 10.40

FOURTH LOAN MODIFICATION AGREEMENT

This Fourth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of August 1, 2002, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 222l Washington Street, Newton, Massachusetts 02462, doing business under the name “Silicon Valley East” (“Bank”) and MERCATOR SOFTWARE, INC., a Delaware corporation with its principal place of business at 45 Danbury Road, Wilton, Connecticut 06897(“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of June 22, 2001, evidenced by, among other documents, a certain Accounts Receivable Financing Agreement dated as of June 22, 2001, as amended by a certain Accounts Receivable Financing Modification Agreement dated as of September 18, 2001, as further amended by a certain Second Loan Modification Agreement dated as of November 28, 2001, as further amended by a certain Third Loan Modification Agreement dated June 28, 2002 (the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement. Hereinafter, all indebtedness and obligations owing by Borrower to Bank shall be referred to as the “Obligations”.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and in a certain Intellectual Property Security Agreement dated June 22, 200l (the “IP Security Agreement”) (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

Modification to Loan Agreement. The Loan Agreement shall be amended by deleting Section 6.3(L) in its entirety and inserting in lieu thereof the following:

“(L) Maintain at all times an Adjusted Quick Ratio of at least 1.1 to 1.0, which Adjusted Quick Ratio will be tested by Bank on a monthly basis.”

4. FEES. Borrower shall pay to Bank a modification fee equal to Two Thousand Five Hundred Dollars ($2,500.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. The Borrower shall also reimburse Bank for all reasonable legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

6. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

7. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Obligations.

8. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement and the disclosure referenced on Exhibit A, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Banks agreement to modify the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

9. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[signature page follows]

This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

MERCATOR SOFTWARE, INC.

By /s/ Kenneth J. Hall
Title EVP, CFO and Treasurer

SILICON VALLEY BANK

By /s/ David Reich
Title SVP

Exhibit A

Compliance Certificates previously furnished and furnished herewith to Silicon Valley Bank dated as follows:

June 30, 2001
September 18, 2001
September 30, 2002
December 31, 2001
March 31, 2002
June 30, 2002
September 20, 2002